Achieves FY 2025 Targets for Revenue, Adjusted EBITDA, Non-GAAP Diluted EPS, and Free Cash Flow Record Acima GMV, Brigit Growth Accelerates, Rent-A-Center Positive Same Store Sales Total Revenue CEO Commentary “2025 was a transformative year for Upbound. We welcomed a new segment and team members at Brigit along with our new Chief Financial Officer and Chief Growth Officer. We were able to strengthen our foundation for future growth while continuing to deliver strong performance,” said CEO Fahmi Karam. “In 2025, we achieved both top-line and bottom-line growth, with revenue increasing 8.7% year-over-year and Non- GAAP diluted EPS increasing 7.8% year- over- year. These results are a testament to our team’s ability to adapt and find new ways to serve our customers in an evolving consumer landscape. “In 2026, we believe our focus on execution, efficiency, and innovation will enable us to build on our performance in 2025. We will focus on enhancements across our digital and retail channels to facilitate sustained profitable growth. We will utilize our data and technology investment to focus on the customer journey, prudent risk management, and unlocking additional synergies across brands. Upbound is well positioned to continue elevating our customers’ financial opportunity for the long term while achieving strong financial and operational results,” concluded Mr. Karam. Upbound Group, Inc. Earnings Release February 19, 2026 Fourth Quarter 2025 Results & Key Metrics Fourth Quarter Consolidated Results • Consolidated revenues of $1,196.4 million increased 10.9% year- over-year, driven by the acquisition of Brigit, in addition to strong revenue growth at Acima. • GAAP operating profit of $57.2 million, including $50.1 million of pre- tax costs relating to special items described at the end of this release, compared to $79.2 million of GAAP operating profit, including $24.7 million of pre-tax costs relating to special items, in the prior year period. Fourth quarter 2025 GAAP operating profit margin was 4.8%, compared to 7.3% in the prior year period. • Net earnings on a GAAP basis of $19.7 million, compared to $31.0 million in the prior year period, a $11.2 million decrease. Net profit margin of 1.7% decreased 120 bps year-over-year. • Adjusted EBITDA1 increased 2.6% year-over-year to $125.9 million, due primarily to the addition of the Brigit segment and an increase in Adjusted EBITDA in the Acima segment, partially offset by a decrease in Adjusted EBITDA in the Rent-A-Center segment. • Adjusted EBITDA margin1 of 10.5% decreased 90 basis points compared to the prior year period, due primarily to a decrease in Adjusted EBITDA margin in the Rent-A-Center segment, partially offset by the addition of the Brigit segment. • GAAP diluted earnings per share was $0.34, compared to GAAP diluted earnings per share of $0.55 in the prior year period. • Non-GAAP diluted earnings per share1, which excludes the impact of special items described at the end of this release, was $1.01 for the fourth quarter of 2025, compared to $1.05 in the prior year period. 1 (1)Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release. $1,196M Total Revenue GAAP Diluted EPS $0.34 Non-GAAP Diluted EPS1 Net Earnings $20M Adjusted EBITDA1 $1.01$126M

Fourth Quarter Highlights

acima

Total Revenue	Net Earnings
$631.0M	$75.6M
+8.6% y/y	*+8.5% y/y*
LCO Rate	**Adjusted EBITDA[1]**
10.1%	$86.9M
+110 bps y/y	*+7.3% y/y*

- GMV from the Acima direct-to-consumer marketplace grew over 60% y/y in the fourth quarter. Acima's direct-to-consumer marketplace represented nearly 10% of total GMV during the quarter.
- Customers on lease as of period-end increased approximately 3% y/y.
- GMV increased 0.4% y/y in the fourth quarter.
- Net earnings margin was 12.0%, unchanged from the prior year period, and Adjusted EBITDA margin was 13.8%, a decrease of 10 bps y/y.

brigit

*Upbound acquired Brigit on January 31, 2025.

Total Revenue	Paying Subscribers
$64.6M	1.55M
+41.5% y/y	*+28.9% y/y*
Net Advance Loss Rate	**ARPU**
3.5%	$14.15
+70 bps y/y	*+9.7% y/y*

- Paying subscribers increased approximately 29% y/y.
- Average monthly revenue per user (ARPU) increased 9.7% y/y, driven by higher expedited transfer revenue, deeper engagement with marketplace offers, and a shift toward Brigit's Premium tier.
- Net earnings of $6.8M with a net profit margin of 10.5%, and Adjusted EBITDA of $11.1M with an Adjusted EBITDA margin of 17.2%.
- Highly efficient, scalable tech platform drives more than $1.5M in annualized revenue per full-time employee.[2]

RAC Rent-A-Center

Total Revenue	Net Earnings
$479.9M	$63.7M
+0.0% y/y	*-14.2% y/y*
LCO Rate	**Adjusted EBITDA[1]**
4.9%	$69.2M
-10 bps y/y	*-13.5% y/y*

- Revenues of $479.9M remained approximately flat y/y, while company-owned same store sales increased 0.8% y/y, an improvement of 440 bps sequentially.
- Net earnings of $63.7M and Adjusted EBITDA of $69.2M decreased $10.5M and $10.8M y/y, respectively.
- Lease charge-offs (LCO) for company-owned Rent-A-Center stores were 4.9%, decreasing 10 bps y/y.
- Rent-A-Center segment financials include all franchised locations, which had been reported separately prior to Q1 2025.

upbound

Net Cash Provided by Operating Activities	Quarterly Dividend Per Share
$41.6M	$0.39
+$103.5M y/y	*+5.4% y/y*

- Net Cash Provided by Operating Activities of $41.6M increased more than $100M y/y.
- Upbound's strong cash flow generation supports its capital allocation priorities, including its dividend. The Company paid a quarterly dividend of $0.39 per share, a 5.4% increase y/y.

Note: Definitions of certain key performance metrics are available on page five of this release.
(1) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.
(2) Annualized revenue is calculated using Q4 revenue for the Brigit segment multiplied by four quarters.

2

upbound

2025 Consolidated Results 3 • Consolidated revenues of $4.7 billion increased 8.7% year-over-year due to both higher rentals and fees revenue and higher merchandise sales revenue at Acima in addition to the acquisition of Brigit. • GAAP operating profit of $223.3 million, including $212.2 million of pre- tax costs relating to special items described at the end of this release, compared to $291.6 million of GAAP operating profit, including $104.6 million of pre-tax costs relating to special items, in the prior year period. GAAP operating profit margin for the full year was 4.8%, compared to 6.7% in the prior year. • Net earnings on a GAAP basis of $73.2 million, compared to net earnings on a GAAP basis of $123.5 million in the prior year period. Net profit margin of 1.6% decreased 130 bps year-over-year. • Adjusted EBITDA increased 7.5% year-over-year to $508.8 million, due primarily to the addition of the Brigit segment and an increase in Adjusted EBITDA in the Acima segment, partially offset by a decrease in Adjusted EBITDA in the Rent-A-Center segment. • Adjusted EBITDA margin of 10.8% decreased 20 basis points compared to the prior year, driven primarily by a decrease in Adjusted EBITDA margin in the Rent-A- Center segment, partially offset by the addition of the Brigit segment and an increase in Adjusted EBITDA margin in the Acima segment. • GAAP diluted earnings per share was $1.25, compared to GAAP earnings per share of $2.21 in the prior year. • Non-GAAP diluted earnings per share, which excludes the impact of special items described at the end of this release, was $4.13 for the full year 2025, compared to $3.83 in the prior year. • For the year ended December 31, 2025, the Company returned $87.9 million of cash to stockholders through a $1.56 per share annualized dividend. • For the year ended December 31, 2025, cash flow from operations was $305.6 million. As of December 31, 2025, cash and cash equivalents was $120.5 million, debt outstanding was $1.6 billion, liquidity was $358.1 million, including $237.6 million of revolving credit availability, and net leverage ratio was 2.9x.1 (1)Net leverage ratio is defined as outstanding debt less cash and cash equivalents divided by trailing twelve months Adjusted EBITDA, which is a Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this presentation.

Full Year 2026 Financial Outlook

The Company is providing the following guidance for its 2026 fiscal year.

Table 1

Consolidated Guidance[1,2]	Full Year 2026	First Quarter 2026
Revenues ($B)	$4.70 - $4.95	$1.16 - $1.26
Adj. EBITDA Excluding SBC ($M)[3]	$500 - $535	$120 - $130
Non-GAAP Diluted Earnings Per Share[3]	$4.00 - $4.35	$1.05 - $1.15

1. Consolidated includes Acima, Brigit, Rent-A-Center, Mexico, and Corporate Segments.
2. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2026 may have a significant impact on our future GAAP results.
3. Non-GAAP financial measure. See descriptions below in this release.

CFO Commentary

"Upbound finished the year on a strong note, with fourth quarter performance enabling the Company to achieve results above the midpoint of our annual guidance," said CFO Hal Khouri.

"At the segment level, Acima finished the year with its ninth consecutive quarter of GMV growth, while Rent-A-Center achieved positive same store sales in the fourth quarter. Our newest segment, Brigit, accelerated its growth, with revenue increasing nearly 40% in 2025.

"Our growth was underpinned by our disciplined underwriting. In response to a challenging macroeconomic environment, we made proactive targeted refinements to our decisioning across the business.

"Our strong cash flow generation in 2025 enabled meaningful progress toward our capital allocation priorities, including reinvestment in our enterprise technology and support for our dividend. In the year ahead, we expect additional cash flow growth, further supporting our debt and leverage reduction objectives. Our 2025 results paired with our outlook gives us confidence in our ability to achieve continued success and drive shareholder value, in 2026 and beyond," concluded Mr. Khouri.



Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss fourth quarter and FY 2025 results, guidance and other operational matters on the morning of Thursday, February 19, 2026, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

4

upbound

Financial Highlights

Key Metrics

Table 2 Metrics ($'s Millions - except per share and ARPU)	Q4 2025	Q4 2024	Q3 2025
Consolidated			
Revenue	$ 1,196.4	$ 1,079.2	$ 1,164.7
Revenue Y/Y % Change	10.9 %	6.0 %	9.0 %
GAAP Operating Profit	$ 57.2	$ 79.2	$ 52.8
Net Earnings	$ 19.7	$ 31.0	$ 13.2
Net Profit Margin	1.7 %	2.9 %	1.1 %
Adj. EBITDA [1]	$ 125.9	$ 122.8	$ 123.6
Adj. EBITDA Margin [1]	10.5 %	11.4 %	10.6 %
GAAP Operating Expenses as % of Total Revenue	44.3 %	39.8 %	43.8 %
GAAP Diluted EPS	$ 0.34	$ 0.55	$ 0.22
Non-GAAP Diluted EPS [1]	$ 1.01	$ 1.05	$ 1.00
On-Rent Rental Merchandise, Net	$ 1,202.3	$ 1,134.9	$ 1,090.8
Net Cash Provided by Operating Activities	$ 41.6	$ (61.9)	$ 89.9
Free Cash Flow [1]	$ 13.5	$ (74.0)	$ 50.2
Acima Segment			
GMV [2]	$ 549.8	$ 547.8	$ 484.0
GMV (Y/Y % Change) [2]	0.4 %	15.3 %	11.0 %
Revenue	$ 631.0	$ 581.1	$ 625.3
Revenue Y/Y % Change	8.6 %	14.4 %	10.4 %
GAAP Operating Profit/GAAP Net Earnings	$ 75.6	$ 69.7	$ 63.7
Net Profit Margin	12.0 %	12.0 %	10.2 %
Adj. EBITDA [1]	$ 86.9	$ 80.9	$ 75.0
Adj. EBITDA Margin [1]	13.8 %	13.9 %	12.0 %
On-Rent Rental Merchandise, Net	$ 710.8	$ 693.1	$ 660.6
Lease Charge-Off Rate [3]	10.1 %	9.0 %	9.7 %
60+ Day Past Due Rate [4]	13.0 %	13.3 %	12.7 %
Brigit Segment [5]			
Cash Advance Volume [6]	$ 404.7		$ 389.8
Paying Users [7]	1,550,718		1,443,832
ARPU [8]	$ 14.15		$ 13.74
Revenue	$ 64.6		$ 57.7
GAAP Operating Profit/GAAP Net Earnings	$ 6.8		$ 4.6
Net Profit Margin	10.5 %		7.9 %
Adj. EBITDA [1]	$ 11.1		$ 9.3
Adj. EBITDA Margin [1]	17.2 %		16.1 %
Net Advance Loss Rate [9]	3.5 %		3.3 %
Rent-A-Center Segment			
Lease Portfolio - Monthly Value (as of period end) [10]	$ 137.4	$ 136.8	$ 129.4
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [11]	0.7 %	(2.0)%	(1.8)%
Same Store Sales (Y/Y % Change) [12]	0.8 %	— %	(3.6)%
Revenue	$ 479.9	$ 479.8	$ 461.1
Revenue Y/Y % Change	— %	(2.3)%	(4.7)%
GAAP Operating Profit/GAAP Net Earnings	$ 63.7	$ 74.2	$ 56.4
Net Profit Margin	13.3 %	15.5 %	12.2 %
Adj. EBITDA [1]	$ 69.2	$ 80.0	$ 74.7
Adj. EBITDA Margin [1]	14.4 %	16.7 %	16.2 %
On-Rent Rental Merchandise, Net	$ 465.1	$ 420.4	$ 405.8
Lease-Charge Off Rate [3]	4.9 %	5.0 %	4.7 %
30+ Day Past Due Rate [13]	3.3 %	3.4 %	3.3 %
Corporate Owned Store Count (U.S. & PR - as of period end)	1,722	1,728	1,724

*Please see footnotes on page 7.

upbound

5

Financial Highlights (continued)

Key Metrics

Table 3 Metrics ($'s Millions - except per share and ARPU)		FY 2025		FY 2024
Consolidated				
Revenue	$	4,695.1	$	4,320.6
Revenue Y/Y % Change		8.7 %		8.2 %
GAAP Operating Profit	$	223.3	$	291.6
Net Earnings	$	73.2	$	123.5
Net Profit Margin		1.6 %		2.9 %
Adj. EBITDA [(1)]	$	508.8	$	473.2
Adj. EBITDA Margin [(1)]		10.8 %		11.0 %
GAAP Operating Expenses as % of Total Revenue		43.6 %		41.4 %
GAAP Diluted EPS	$	1.25	$	2.21
Non-GAAP Diluted EPS [(1)]	$	4.13	$	3.83
On-Rent Rental Merchandise, Net	$	1,202.3	$	1,134.9
Net Cash Provided by Operating Activities	$	305.6	$	104.7
Free Cash Flow [(1)]	$	180.5	$	48.4
Acima Segment				
GMV [(2)]	$	2,010.1	$	1,851.6
GMV (Y/Y % Change) [(2)]		8.6 %		17.1 %
Revenue	$	2,512.5	$	2,261.4
Revenue Y/Y % Change		11.1 %		17.1 %
GAAP Operating Profit/GAAP Net Earnings	$	295.0	$	255.5
Net Profit Margin		11.7 %		11.3 %
Adj. EBITDA [(1)]	$	340.1	$	302.4
Adj. EBITDA Margin [(1)]		13.5 %		13.4 %
On-Rent Rental Merchandise, Net	$	710.8	$	693.1
Lease Charge-Off Rate [(3)]		9.5 %		9.4 %
60+ Day Past Due Rate [(4)]		12.7 %		13.0 %
Brigit Segment *(excludes period prior to January 31, 2025)*[(5)]				
Cash Advance Volume [(6)]	$	1,369.0		
Paying Users [(7)]		1,550,718		
ARPU [(8)]	$	13.65		
Revenue	$	206.0		
GAAP Operating Profit/GAAP Net Earnings	$	30.7		
Net Profit Margin		14.9 %		
Adj. EBITDA [(1)]	$	46.2		
Adj. EBITDA Margin [(1)]		22.4 %		
Net Advance Loss Rate [(9)]		3.0 %		
Rent-A-Center Segment				
Lease Portfolio - Monthly Value (as of period end) [(10)]	$	137.4	$	136.8
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [(11)]		0.7 %		(2.0)%
Same Store Sales (Y/Y % Change) [(12)]		(2.2)%		1.5%
Revenue	$	1,897.2	$	1,980.4
Revenue Y/Y % Change		(4.2)%		(0.3)%
GAAP Operating Profit/GAAP Net Earnings	$	249.5	$	297.2
Net Profit Margin		13.2 %		15.0 %
Adj. EBITDA [(1)]	$	284.4	$	325.0
Adj. EBITDA Margin [(1)]		15.0 %		16.4 %
On-Rent Rental Merchandise, Net	$	465.1	$	420.4
Lease-Charge Off Rate [(3)]		4.7 %		4.7 %
30+ Day Past Due Rate [(13)]		3.2 %		3.2 %
Corporate Owned Store Count (U.S. & PR - as of period end)		1,722		1,728

*Please see footnotes on page 7.

upbound

6

Financial Highlights (continued) (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (3) Lease Charge-Offs (LCOs): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now, Home Choice, and Franchise-owned Rent-A-Center locations. (4) 60+ Day Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases. (5) Upbound acquired Brigit on January 31, 2025. (6) Cash Advance Volume: Defined as total advance originations during the period. (7) Brigit Paying Users: Represents Brigit customers who have an active Plus or Premium account, not delinquent (not 45 days past due) on a cash advance, and made at least 1 of the last 2 subscription payments. (8) ARPU: Average monthly revenue per Brigit Paying User, where Brigit Paying User is defined as in footnote 7 above. (9) Net Advance Loss: Represents charge-offs of customer cash advances that are 45+ days past due as a percentage of total cash advances originated in the period. (10) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores and e-commerce platform at the end of any given period. (11) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (12) Same Store Sales (SSS): Same store sales generally represents revenue earned in Company-owned Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (13) 30+ Day Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases for our Company-owned Rent-A-Center locations. 7

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels in the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Investor.relations@upbound.com 972-801-1103 8

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2026 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company as a whole (which includes Bridge IT, Inc. (“Brigit”) following the closing of our acquisition of Brigit (the “Merger”) on January 31, 2025) and our segments, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, (vi) the potential impact of legal proceedings, governmental inquiries and investigations the Company is involved in, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) difficulties encountered in managing the financial and operational performance of the Company's multiple business segments; (2) risks associated with pricing, value proposition and other changes to the Company’s consumer offerings and strategies being deployed in the Company's businesses; (3) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential additional mergers and acquisitions, or lease-to-own refranchising opportunities; (4) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own and products and services currently offered by the Company’s Brigit segment, including through third-party partnerships; (5) the possibility that costs, difficulties or disruptions related to the integration of Brigit operations into the Company’s other operations will be greater than expected; (6) the possibility that the anticipated benefits from the Brigit acquisition may not be fully realized or may take longer to realize than expected; (7) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued or renewed inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (8) failure to effectively manage the Company's operating labor and non-labor operating expenses, including failure to effectively optimize our proprietary algorithms and customer decisioning tools to limit merchandise losses for our lease-to-own offerings; (9) the Company's ability to retain the revenue associated with acquired lease-to-own customer accounts and enhance the performance of acquired stores; (10) factors affecting the disposable income available to the Company's current and potential customers; (11) changes in the unemployment rate; (12) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (13) changes in the Company's credit ratings; (14) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; (15) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's third-party retailers or other third parties with whom the Company does business; (16) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (17) the Company's ability to achieve the benefits expected from its integrated virtual and staffed third-party retailer offering and to successfully grow this business segment; (18) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (19) additional risks associated with the Company’s Brigit segment and its consumer products and services, including managing losses, regulatory, licensing and other compliance risks, risks associated with the Company’s Brigit segment’s reliance on regulated banks and on providers of third-party data and technology and other third-party service providers; and other new risks for our Company; (20) the Company’s ability to (i) effectively adjust to changes in the composition of its offerings and product mix as a result of acquiring Brigit and continue to maintain the quality of existing offerings and (ii) successfully introduce other new product or service offerings on a timely and cost-effective basis; (21) changes in the Company’s future cash requirements as a result of the Brigit acquisition, whether caused by unanticipated increases in capital expenditures or working capital needs, unanticipated liabilities or otherwise; (22) the Company’s ability to retain the talent and dedication of key employees of Brigit; (23) litigation or administrative proceedings to which the Company is or may be a party to from time to time and changes in estimates relating to litigation reserves including, in each case in connection with the regulatory and litigation matters described in the Company’s most recent Form 10-K or Form 10-Q; (24) the Company’s compliance with applicable statutes and regulations governing the Company’s businesses, impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company’s business, including in connection with the regulatory matters in which the Company is involved, and any legislative or other regulatory enforcement efforts or private party litigation or arbitration that seeks to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company’s lease-to-own business or to apply credit laws to the Company’s Brigit segment’s non-credit consumer offerings; (25) the Company's transition to more readily scalable “cloud-based” solutions; (26) the Company's ability to continue to enhance digital or e-commerce capabilities, including mobile applications; (27) the Company's ability to protect its proprietary intellectual property and to defend against allegations by third parties that any of the Company’s products, services or business activities may infringe against their intellectual property rights; (28) risks from development, deployment and governance of artificial intelligence (“AI”) and adjacent technologies, including technical failures or inaccuracies, rapid adoption by our competitors, and evolving regulatory requirements that may restrict certain AI uses or increase compliance costs; (29) the Company's ability or that of the Company's third-party retailers or other third parties with whom the company does business to protect the integrity and security of customer, employee, supplier and third-party retailer or other third party information, which may be adversely affected by hacking, computer viruses, cybersecurity attacks or similar disruptions; (30) impairment of the Company's goodwill or other intangible assets; (31) disruptions in the Company's supply chain; (32) limitations of, or disruptions in, the Company's distribution network; (33) rapid inflation or deflation in the prices of the Company's lease-to-own products and other related costs; (34) allegations of product safety and quality control issues, including recalls of goods the Company leases to customers; (35) the Company's ability to execute, as well as, the effectiveness of, lease-to-own store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (36) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (37) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later, earned wage access and financial health technology competitors and other fintech companies and other competitors, including subprime lenders; (38) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (39) consumer preferences and perceptions of the Company's brands; (40) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (41) ongoing changes in tariff policies, including impacts from tariffs proposed or imposed by the current U.S. Presidential Administration on the price of imported goods, or consumer prices overall or other financial impacts of such tariffs or proposed or imposed retaliatory tariffs enacted by U.S. trading partners on the Company’s costs or target consumers; (42) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (43) information technology and data security costs; (44) the impact of breaches in data security or other disturbances to the Company's information technology and other networks (44) changes in estimates relating to self-insurance liabilities and income tax reserves; (45) changes in the Company's effective tax rate; (46) fluctuations in foreign currency exchange rates; (47) the Company's ability to maintain an effective system of internal controls; and (48) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its most recent Annual Report on Form 10-K, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 9

Upbound Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

Table 4	Three Months Ended December 31,		Year Ended December 31,	
(in thousands, except per share data)	2025	2024	2025	2024
Revenues				
Rentals and fees	$ 921,882	$ 877,311	$ 3,627,019	$ 3,513,658
Merchandise sales	202,711	192,585	829,268	773,744
Subscriptions and fees	64,610	—	206,024	—
Other	7,242	9,332	32,750	33,162
Total revenues	1,196,445	1,079,228	4,695,061	4,320,564
Cost of revenues				
Cost of rentals and fees	367,008	347,445	1,441,758	1,355,539
Cost of merchandise sold	235,408	223,545	957,621	884,674
Cost of subscriptions and fees	7,350	—	23,973	—
Total cost of revenues	609,766	570,990	2,423,352	2,240,213
Gross profit	586,679	508,238	2,271,709	2,080,351
Operating expenses				
Operating labor	152,316	142,217	602,301	609,169
Non-labor operating expenses	258,685	197,878	949,918	811,635
General and administrative expenses	54,518	52,249	231,963	212,450
Depreciation and amortization	13,824	12,025	51,959	50,886
Other gains and charges	50,091	24,714	212,221	104,580
Total operating expenses	529,434	429,083	2,048,362	1,788,720
Operating profit	57,245	79,155	223,347	291,631
Debt refinancing charges	—	—	4,894	6,604
Interest expense	27,997	25,422	112,980	110,585
Interest income	(613)	(646)	(2,618)	(3,099)
Earnings before income taxes	29,861	54,379	108,091	177,541
Income tax expense	10,118	23,397	34,849	54,063
Net earnings	$ 19,743	$ 30,982	$ 73,242	$ 123,478
Basic weighted average shares	56,738	54,721	56,479	54,654
Basic earnings per common share	$ 0.35	$ 0.57	$ 1.30	$ 2.26
Diluted weighted average shares	58,537	56,112	58,612	55,933
Diluted earnings per common share	$ 0.34	$ 0.55	$ 1.25	$ 2.21
REVENUES BY SEGMENT				
Acima	$ 630,958	$ 581,123	$ 2,512,484	$ 2,261,446
Rent-A-Center	479,928	479,844	1,897,161	1,980,392
Brigit	64,610	—	206,024	—
Mexico	20,949	18,261	79,392	78,726
Total revenues	$ 1,196,445	$ 1,079,228	$ 4,695,061	$ 4,320,564

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10

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 5 December 31, (in thousands) 2025 2024 Cash and cash equivalents $ 120,528 $ 60,860 Receivables, net 203,194 156,438 Prepaid expenses and other assets 153,010 54,205 Rental merchandise, net On rent 1,202,282 1,134,860 Held for rent 114,525 113,922 Operating lease right-of-use assets 272,692 265,537 Goodwill 488,158 290,189 Total assets 3,276,081 2,649,662 Operating lease liabilities $ 286,798 $ 272,983 Senior debt, net 1,126,030 867,726 Senior notes, net 443,854 441,890 Total liabilities 2,580,341 2,020,678 Total stockholders’ equity 695,740 628,984 11

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis, (4) Free Cash Flow (net cash provided by operating activities less capital expenditures and customer cash advances), and (5) Net Leverage Ratio (outstanding debt less cash and cash equivalents divided by trailing twelve months Adjusted EBITDA). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. 12

Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 6

(in thousands)	Three Months Ended December 31, 2025					
	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 586,679	$ 57,245	$ 29,861	$ 10,118	$ 19,743	$ 0.34
Plus: Special Items[1]						
Legal matters[2]	—	20,666	20,666	4,930	15,736	0.26
Acima acquired assets depreciation and amortization[3]	—	14,900	14,900	3,554	11,346	0.19
Brigit acquired assets depreciation and amortization[4]	—	6,216	6,216	1,483	4,733	0.08
Brigit equity consideration vesting[5]	—	4,432	4,432	—	4,432	0.08
Brigit replacement awards and other compensation[6]	—	3,746	3,746	673	3,073	0.05
Asset Impairment[7]	—	1,174	1,174	280	894	0.02
Brigit transaction costs	—	25	25	6	19	—
Other	—	(1,068)	(1,068)	(255)	(813)	(0.01)
Non-GAAP Adjusted Results	$ 586,679	$ 107,336	$ 79,952	$ 20,789	$ 59,163	$ 1.01

[1] Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

[2] Includes expenses of $19.7 million related to estimated legal accruals and $0.9 million in litigation and defense expenses primarily related to our Multi-State Attorneys' General regulatory investigation, a recently settled patent infringement lawsuit, and our current regulatory lawsuit with the New York Attorney General.

[3] Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

[4] Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets.

[5] Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

[6] Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

[7] Primarily includes lease impairment related to the closure of certain refranchised stores.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 7	Three Months Ended September 30, 2025					
(in thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 563,076	$ 52,753	$ 19,870	$ 6,649	$ 13,221	$ 0.22
Plus: Debt refinancing charges	—	—	4,894	1,150	3,744	0.06
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	14,900	14,900	3,502	11,398	0.19
Legal matters[3]	—	12,612	12,612	2,964	9,648	0.16
Asset Impairment[4]	—	11,583	11,583	2,722	8,861	0.15
Brigit acquired assets depreciation and amortization[5]	—	6,216	6,216	1,461	4,755	0.08
Brigit equity consideration vesting[6]	—	5,101	5,101	—	5,101	0.09
Brigit replacement awards and other compensation[7]	—	4,495	4,495	1,056	3,439	0.06
Brigit transaction costs	—	551	551	129	422	0.01
Other[8]	—	(2,087)	(2,087)	(490)	(1,597)	(0.02)
Non-GAAP Adjusted Results	$ 563,076	$ 106,124	$ 78,135	$ 19,143	$ 58,992	$ 1.00

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes expenses of $8.9 million related to estimated legal accruals and $3.8 million in litigation and defense expenses primarily related to our Multi-State Attorneys' General regulatory investigation, a recently settled patent infringement lawsuit, and our current regulatory lawsuit with the New York Attorney General.

(4) Primarily includes lease impairment related to the closure of certain refranchised stores.

(5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets.

(6) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(7) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

(8) Primarily includes interest income on tax refunds for prior years received in 2025 and shutdown and holding costs related to store closures and severance.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 8

(in thousands)	Three Months Ended December 31, 2024					
	Gross Profit	**Operating Profit**	**Earnings Before Income Tax**	**Tax Expense**	**Net Earnings**	**Diluted Earnings per Share**
GAAP Results	$ 508,238	$ 79,155	$ 54,379	$ 23,397	$ 30,982	$ 0.55
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	14,899	14,899	3,407	11,492	0.21
Legal matters[3]	—	4,026	4,026	921	3,105	0.06
Transaction fees [4]		3,656	3,656	836	2,820	0.05
Accelerated stock compensation[5]	—	1,652	1,652	378	1,274	0.02
Asset impairments	—	(16)	(16)	(4)	(12)	—
Other[6]	—	497	497	114	383	—
Discrete income tax items	—	—	—	(8,978)	8,978	0.16
Non-GAAP Adjusted Results	$ 508,238	$ 103,869	$ 79,093	$ 20,071	$ 59,022	$ 1.05

[1] Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

[2] Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

[3] Includes expenses of $2.5 million related to estimated legal accruals and $1.6 million in litigation and defense expenses for a regulatory lawsuit with the Consumer Financial Protection Bureau (which was previously dismissed with prejudice) and our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

[4] Represents transaction fees related to the Brigit acquisition.

[5] Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

[6] Primarily includes shutdown and holding expenses related to store closures.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 9

(in thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
	Year Ended December 31, 2025					
GAAP Results	$ 2,271,709	$ 223,347	$ 108,091	$ 34,849	$ 73,242	$ 1.25
Plus: Debt refinancing charges	—	—	4,894	1,255	3,639	0.06
Plus: Special Items[1]						
Legal matters[2]	—	76,439	76,439	19,606	56,833	0.98
Acima acquired assets depreciation and amortization[3]	—	59,600	59,600	15,286	44,314	0.76
Brigit acquired assets depreciation and amortization[4]		22,792	22,792	5,846	16,946	0.29
Brigit equity consideration vesting[5]	—	19,997	19,997	—	19,997	0.34
Brigit replacement awards and other compensation[6]	—	14,313	14,313	2,424	11,889	0.20
Asset impairments[7]	—	12,963	12,963	3,325	9,638	0.16
Brigit transaction costs	—	6,685	6,685	758	5,927	0.10
Accelerated stock compensation[8]	—	1,599	1,599	410	1,189	0.02
Other[9]	—	(2,167)	(2,167)	(556)	(1,611)	(0.03)
Non-GAAP Adjusted Results	$ 2,271,709	$ 435,568	$ 325,206	$ 83,203	$ 242,003	$ 4.13

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes expenses of $70.3 million related to estimated legal accruals and $6.1 million in litigation and defense expenses for a regulatory lawsuit with the Consumer Financial Protection Bureau (which was previously dismissed with prejudice) and our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation and a recently settled patent infringement lawsuit.

(3) Includes amortization of approximately $43.7 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(4) Includes amortization expense of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $8.5 million related to the fair value of acquired software assets.

(5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

(7) Includes lease impairments of approximately $12.4 million and fixed assets impairments of approximately $0.6 million.

(8) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(9) Primarily includes interest income on tax refunds for prior years received in 2025 and shutdown and holding costs related to store closures and severance.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 10

(in thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
	Year Ended December 31, 2024					
GAAP Results	$ 2,080,351	$ 291,631	$ 177,541	$ 54,063	$ 123,478	$ 2.21
Plus: Debt refinancing charges	—	—	6,604	1,883	4,721	0.08
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	61,347	61,347	15,656	45,691	0.82
Legal matters[3]	—	15,764	15,764	3,532	12,232	0.22
Accelerated software depreciation[4]	—	6,145	6,145	1,752	4,393	0.08
Asset impairments[5]	—	5,944	5,944	1,700	4,244	0.08
Accelerated stock compensation[6]	—	5,073	5,073	1,241	3,832	0.06
Acima equity consideration vesting[7]	—	4,893	4,893	(1,028)	5,921	0.11
Transaction fees[8]	—	3,656	3,656	836	2,820	0.05
Other[9]	—	1,758	1,758	435	1,323	0.02
Discrete income tax items	—	—	—	(5,521)	5,521	0.10
Non-GAAP Adjusted Results	$ 2,080,351	$ 396,211	$ 288,725	$ 74,549	$ 214,176	$ 3.83

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization of approximately $45.5 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(3) Includes expenses of $10.7 million related to estimated legal accruals and $5.1 million in litigation and defense expenses for a regulatory lawsuit with the Consumer Financial Protection Bureau (which was previously dismissed with prejudice) and our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system previously used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system that was deployed in the third quarter of 2024.

(5) Includes lease impairments of approximately $5.3 million and fixed assets impairments of approximately $0.6 million.

(6) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(7) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(8) Represents transaction fees related to the Brigit acquisition.

(9) Primarily includes shutdown and holding expenses related to store closures.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 11

(in thousands)	Three Months Ended December 31, 2025					
	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 75,573	$ 63,685	$ 6,786	$ 977	$ (127,278)	$ 19,743
Plus: Interest expense, net	—	—	—	—	27,384	27,384
Plus: Income tax expense	—	—	—	—	10,118	10,118
Operating profit (loss)	75,573	63,685	6,786	977	(89,776)	57,245
Plus: Depreciation and amortization	363	5,416	26	581	7,438	13,824
Plus: Stock-based compensation	—	—	—	—	4,739	4,739
Plus: Special Items[1]						
Legal matters[2]	—	—	—	—	20,666	20,666
Acima acquired assets depreciation and amortization[3]	10,929	—	—	—	3,971	14,900
Brigit acquired assets depreciation and amortization[4]	—	—	3,891	—	2,325	6,216
Brigit equity consideration vesting[5]	—	—	—	—	4,432	4,432
Brigit replacement awards and other compensation[6]	—	—	383	—	3,363	3,746
Asset Impairment[7]	—	1,174	—	—	—	1,174
Brigit transaction costs	—	—	—	—	25	25
Other	—	(1,068)	—	—	—	(1,068)
Adjusted EBITDA	$ 86,865	$ 69,207	$ 11,086	$ 1,558	$ (42,817)	$ 125,899

[1] Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

[2] Includes expenses of $19.7 million related to estimated legal accruals and $0.9 million in litigation and defense expenses primarily related to our Multi-State Attorneys' General regulatory investigation, a recently settled patent infringement lawsuit, and our current regulatory lawsuit with the New York Attorney General.

[3] Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

[4] Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets.

[5] Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

[6] Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

[7] Primarily includes lease impairment related to the closure of certain refranchised stores.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 12

(in thousands)	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
	Three Months Ended September 30, 2025					
Net earnings (loss)	$ 63,687	$ 56,420	$ 4,569	$ 1,314	$ (112,769)	$ 13,221
Plus: Interest expense, net	—	—	—	—	27,989	27,989
Plus: Income tax expense	—	—	—	—	6,649	6,649
Plus: Debt refinancing charges	—	—	—	—	4,894	4,894
Operating profit (loss)	63,687	56,420	4,569	1,314	(73,237)	52,753
Plus: Depreciation and amortization	386	5,223	20	549	6,722	12,900
Plus: Stock-based compensation	—	—	—	—	4,537	4,537
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	10,929	—	—	—	3,971	14,900
Legal matters[3]	—	—	—	—	12,612	12,612
Asset impairment[4]	—	11,583	—	—	—	11,583
Brigit acquired assets depreciation and amortization[5]	—	—	3,891	—	2,325	6,216
Brigit equity consideration vesting[6]	—	—	—	—	5,101	5,101
Brigit replacement awards and other compensation[7]	—	—	800	—	3,695	4,495
Brigit transaction costs	—	—	—	—	551	551
Other[8]	—	1,483	—	—	(3,570)	(2,087)
Adjusted EBITDA	$ 75,002	$ 74,709	$ 9,280	$ 1,863	$ (37,293)	$ 123,561

[1] Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

[2] Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

[3] Includes expenses of $8.9 million related to estimated legal accruals and $3.8 million in litigation and defense expenses primarily related to our Multi-State Attorneys' General regulatory investigation, a recently settled patent infringement lawsuit, and our current regulatory lawsuit with the New York Attorney General.

[4] Primarily includes lease impairment related to the closure of certain refranchised stores.

[5] Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets.

[6] Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

[7] Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

[8] Primarily includes interest income on tax refunds for prior years received in 2025 and shutdown and holding costs related to store closures and severance.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 13

(in thousands)	Three Months Ended December 31, 2024				
	Acima	Rent-A-Center	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 69,653	$ 74,193	$ 667	$ (113,531)	$ 30,982
Plus: Interest expense, net	—	—	—	24,776	24,776
Plus: Income tax expense	—	—	—	23,397	23,397
Operating profit (loss)	69,653	74,193	667	(65,358)	79,155
Plus: Depreciation and amortization	352	5,423	427	5,823	12,025
Plus: Stock-based compensation	—	—	—	6,859	6,859
Plus: Special Items[(1)]					
Acima acquired assets depreciation and amortization[(2)]	10,927	—	—	3,972	14,899
Legal matters[(3)]	—	—	—	4,026	4,026
Transaction fees[(4)]	—	—	—	3,656	3,656
Accelerated stock compensation[(5)]	—	—	—	1,652	1,652
Asset impairments	—	(16)	—	—	(16)
Other[(6)]	—	360	—	137	497
Adjusted EBITDA	$ 80,932	$ 79,960	$ 1,094	$ (39,233)	$ 122,753

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes expenses of $2.5 million related to estimated legal accruals and $1.6 million in litigation and defense expenses for a regulatory lawsuit with the Consumer Financial Protection Bureau (which was previously dismissed with prejudice) and our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to the Brigit acquisition.

(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(6) Primarily includes shutdown and holding expenses related to store closures.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 14

(in thousands)	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
	Year Ended December 31, 2025					
Net earnings (loss)	$ 294,971	$ 249,521	$ 30,656	$ 5,450	$ (507,356)	$ 73,242
Plus: Interest expense, net	—	—	—	—	110,362	110,362
Plus: Income tax expense	—	—	—	—	34,849	34,849
Plus: Debt refinancing charges	—	—	—	—	4,894	4,894
Operating profit (loss)	294,971	249,521	30,656	5,450	(357,251)	223,347
Plus: Amortization, Depreciation	1,456	21,304	75	2,051	27,073	51,959
Plus: Stock-based compensation					21,265	21,265
Plus: Special Items[(1)]						
Legal matters[(2)]	—	—	—	—	76,439	76,439
Acima acquired assets depreciation and amortization[(3)]	43,714	—	—	—	15,886	59,600
Brigit acquired assets depreciation and amortization[(4)]	—	—	14,267	—	8,525	22,792
Brigit equity consideration vesting[(5)]	—	—	—	—	19,997	19,997
Brigit replacement awards and other compensation[(6)]	—	—	1,183	—	13,130	14,313
Asset impairments[(7)]	—	12,757	—	—	206	12,963
Brigit transaction costs	—	—	—	—	6,685	6,685
Accelerated stock compensation[(8)]	—	—	—	—	1,599	1,599
Other[(9)]	—	797	—	—	(2,964)	(2,167)
Adjusted EBITDA	$ 340,141	$ 284,379	$ 46,181	$ 7,501	$ (169,410)	$ 508,792

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes expenses of $70.3 million related to estimated legal accruals and $6.1 million in litigation and defense expenses for a regulatory lawsuit with the Consumer Financial Protection Bureau (which was previously dismissed with prejudice) and our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation and a recently settled patent infringement lawsuit.

(3) Includes amortization of approximately $43.7 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(4) Includes amortization expense of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $8.5 million related to the fair value of acquired software assets.

(5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

(7) Includes lease impairments of approximately $12.4 million and fixed assets impairments of approximately $0.6 million.

(8) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(9) Primarily includes interest income on tax refunds for prior years received in 2025 and shutdown and holding costs related to store closures and severance.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 15

(in thousands)	Year Ended December 31, 2024				
	Acima	Rent-A-Center	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 255,549	$ 297,160	$ 4,806	$ (434,037)	$ 123,478
Plus: Interest expense, net	—	—	—	107,486	107,486
Plus: Income tax expense	—	—	—	54,063	54,063
Plus: Debt refinancing charges	—	—	—	6,604	6,604
Operating profit (loss)	255,549	297,160	4,806	(265,884)	291,631
Plus: Amortization, Depreciation	1,376	20,508	1,566	27,436	50,886
Plus: Stock-based compensation	—	—	—	26,108	26,108
Plus: Special Items[(1)]					
Acima acquired assets depreciation and amortization[(2)]	45,460	—	—	15,887	61,347
Legal matters[(3)]	—	—	—	15,764	15,764
Accelerated software depreciation[(4)]	—	—	—	6,145	6,145
Asset Impairment[(5)]	—	5,944	—	—	5,944
Accelerated stock compensation[(6)]	—	—	—	5,073	5,073
Acima equity consideration vesting[(7)]	—	—	—	4,893	4,893
Transaction fees[(8)]	—	—	—	3,656	3,656
Other[(9)]	—	1,384	—	374	1,758
Adjusted EBITDA	$ 302,385	$ 324,996	$ 6,372	$ (160,548)	$ 473,205

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization of approximately $45.5 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(3) Includes expenses of $10.7 million related to estimated legal accruals and $5.1 million in litigation and defense expenses for a regulatory lawsuit with the Consumer Financial Protection Bureau (which was previously dismissed with prejudice) and our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system previously used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system that was deployed in the third quarter of 2024.

(5) Includes lease impairments of approximately $5.3 million and fixed assets impairments of approximately $0.6 million.

(6) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(7) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(8) Represents transaction fees related to the Brigit acquisition.

(9) Primarily includes shutdown and holding expenses related to store closures.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Table 16 Three Months Ended December 31, Year Ended December 31, Three Months Ended (in thousands) 2025 2024 2025 2024 September 30, 2025 Net cash provided by (used in) operating activities $ 41,584 $ (61,945) $ 305,571 $ 104,721 $ 89,908 Net originations and collections of customer cash advances (10,539) — (58,227) — (19,159) Purchase of property assets (17,536) (12,083) (66,863) (56,275) (20,504) Free cash flow $ 13,509 $ (74,028) $ 180,481 $ 48,446 $ 50,245 23

Table 17 (in millions, except net leverage ratio) Q4 2025 Outstanding debt $ 1,586.8 Less: Cash and cash equivalents 120.5 Net debt 1,466.3 Adjusted EBITDA(1) Last twelve months Adjusted EBITDA $ 508.8 Net leverage ratio 2.9 x (1) Refer to Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 14 of this earnings release for additional details of Adjusted EBITDA. Net Leverage Ratio 24